EXHIBIT 99.1

Rapid7 Announces New, Consolidated Global Headquarters in Boston

Rapid7 signs lease for The Hub on Causeway to bring together Boston and Cambridge Offices in 147,000 square feet in 2019

Boston, MA – NOVEMBER 16, 2017 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of analytics solutions for security and IT operations, today announced plans to relocate its global headquarters from 100 Summer Street to The Hub on Causeway in Boston, adjacent to the TD Garden in Boston’s growing Uptown neighborhood. Rapid7 plans to also relocate its Cambridge team, currently residing at 1 Main Street, to the new Boston headquarters to drive improved alignment across the organization and increase operational efficiencies. The move is expected to take place in the second half of 2019.

“We believe that The Hub will allow us to capitalize on the momentum we’ve built as a leading global technology company and expect to see increased productivity through the joining of our Boston-area offices,” said Corey Thomas, president and CEO of Rapid7. “We believe The Hub will offer us the room we need to grow and help spur a new innovation center in Boston amid the escalating costs of the Seaport and Cambridge. For us, the decision to move our headquarters is about creating a phenomenal work experience for our Boston-area employees while continuing to invest in the Boston community and the exceptional talent pool it develops.”

Rapid7 was one of the first technology companies to make Boston’s Financial District its home, and now intends to be a pioneer in Uptown at The Hub, as the anchor tenant and one of the area’s first technology firm headquarters. The new headquarters are meant to strengthen Rapid7’s presence in Boston, add capacity for additional growth, and create a showcase for innovation. Rapid7 has more than doubled global headcount since moving into its 100 Summer Street office in 2014, most recently surpassing 1,000 employees, with nearly 500 employees in the Boston area.

“The commitment shown by our partners in helping us find and design our new office to ensure that it fits all needs has been incredibly impressive. We have a highly-differentiated set of work styles across the team, and it’s imperative that we build a community within The Hub designed to help optimize individual and team productivity while fostering community, engagement, and collaboration,” said Christina Luconi, chief people officer at Rapid7. “We are thrilled to be able to create a space that ultimately becomes the physical manifestation of our special culture.”

Rapid7 was represented by Roy Hirshland, Graham Allison, and Colin Greenhalgh of T3 Advisors throughout the transaction; Reetika Vijay and Sarah Brophy of IA Interior Architects’ Boston Office are expected to lead interior design and architecture efforts for the new space; Boston Properties, in coordination with Delaware North’s Boston Holdings, are The Hub on Causeway developers; Paul Jakubowski and Amit Tantri of Wilmer Hale served as external counsel.

“We cannot thank our partners at Boston Properties, Delaware North, IA Interior Architects, and T3 Advisors, enough for ensuring we found the right location for our future success,” said Thomas.

Quotes from Partners on Rapid7’s headquarter move

From Bryan Koop, Executive Vice President, Boston Region for Boston Properties:

“We are thrilled by Rapid7’s decision to locate and grow their business in the vibrant and connected Uptown neighborhood. Their creative and dynamic workforce will contribute to the energy at The Hub on Causeway and we look forward to welcoming them to the neighborhood in 2019.”

From Charlie Jacobs, CEO, Delaware North’s Boston Holdings:

“The primary goal since the planning process for The Hub on Causeway began years ago was to construct office space suitable for tech-driven companies at the forefront of innovation. Rapid7 more than fits that profile as they have quickly formed a reputation as one of Boston’s most reputable IT companies.”

From Reetika Vijay, Managing Director, IA Interior Architect’s Boston Office:

“We are so excited to be supporting Rapid7 on this landscape-changing headquarters project. Not only is Rapid7 a pioneer to be moving to this vibrant hub of Boston culture, they have the perfect personality to raise the game at what will be the reinvented TD Garden neighborhood.”

From Roy Hirshland, CEO, T3 Advisors:

“Rapid7 at The Hub is one of those rare opportunities to create a truly special, transformative space and location. T3 is proud to have advised the Rapid7 management team on this extraordinary real estate transaction.”

About Rapid7

Rapid7 (NASDAQ:RPD) is trusted by IT and security professionals around the world to manage risk, simplify modern IT complexity, and drive innovation. Rapid7 analytics transform today’s vast amounts of security and IT data into the answers needed to securely develop and operate sophisticated IT networks and applications. Rapid7 research, technology, and services drive vulnerability management, penetration testing, application security, incident detection and response, and log management for more than 6,700 organizations across more than 125 countries, including 39% of the Fortune 1000. To learn more about Rapid7 or join our threat research, visit www.rapid7.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future plans to relocate our global headquarters and Cambridge team to The Hub, anticipated timing and impact of the relocation on alignment and productivity across the organization, as well as our future growth and operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 2017 filed with the Securities and Exchange Commission on November 8, 2017, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Press contact:

Rachel E. Adam

Rapid7, Senior PR Manager

press@rapid7.com

(857) 990-4136

Investors:

Jeff Bray, CFA

Rapid7, Vice President, Investor Relations

investors@rapid7.com

(857) 990-4074